PROMISSORY NOTE

Borrower: NightFood, Inc of 85 Parkview Road, Elmsford, NY 10523 (individually and collectively the "Borrower")

Lender: Sean Folkson

Principal Amount:

$134,516.88

1. FOR VALUE RECEIVED, The Borrower promises to pay to Sean Folkson at such address as may be provided in writing to the Borrower, the principal sum of one hundred thirty-four thousand, five hundred sixteen and eighty-eight hundredths ( $134,516.88 )

USD, without interest payable on the unpaid principal.

2. This Note is repayable upon Sean Folkson providing the Borrower with written notice of demand, according to the terms below.

3. Lender may not demand repayment of this note until The Company is profitable, and in a positive cash flow position. At that time, lender may demand repayment. Company agrees to make payments equal to 10% of the monthly positive cash flow of The

Company until balance is paid in full.

4. At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to Sean Folkson without further bonus or penalty.

5. This Note will be construed in accordance with and governed by the laws of the State of

New York.

6. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Sean Folkson in enforcing this Note as a result of any default by the

Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower. In the case of the Borrower's default and the acceleration by Sean

Folkson of the amount due, all amounts outstanding under this Note will bear interest at the rate of 12 percent per annum from the date of demand until paid.

7. This Note will enure to the benefit of and be binding upon the respective heirs, executors,

administrators, successors and assigns of the Borrower and Sean Folkson. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF NightFood, Inc has duly affixed its signature by a duly authorized officer under seal on this 30th day of June, 2013.

SIGNED, SEALED, AND DELIV

ERED

this 30th day of June, 2013.

NightFood, Inc

per: /s/ SEAN FOLKSON